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                                                                  Exhibit 24(c)


                                 [LETTERHEAD]




             CONSENT TO INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the inclusion in this Registration Statement on Form S-11 of our report dated February 8, 1998 on the audit of the balance sheet of C & M Associates d/b/a Boston Capital Associates as of December 31, 1997. We also consent to our firm under the caption of "Experts".


                                   /s/ Kevin P. Martin & Associates, P.C.
                                   --------------------------------------
                                   KEVIN P. MARTIN & ASSOCIATES, P.C.




October 29, 1998
Braintree, MA 02184